Exhibit 10.26

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

COMMUNICATIONS INFRASTRUCTURE GROUP, LLC
(a Delaware limited liability company)

June 30, 2012

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

TABLE OF CONTENTS
ARTICLE I - CERTAIN DEFINITIONS	1
1.1 Certain Definitions	1
1.2 Interpretation	13
ARTICLE II - THE COMPANY	13
2.1 Organization	13
2.2 Company Name	13
2.3 Company Authority	14
2.4 Principal Place of Business	14
2.5 Duration	14
2.6 Filings; Agent for Service of Process	14
2.7 No State Law Partnership	14
2.8 Business Purpose	14
ARTICLE III - CAPITAL CONTRIBUTIONS; ADDITIONAL FINANCING; CONTRIBUTIONS & VOTING	15
3.1 Members	15
3.2 Interests	15
3.3 Additional Financing	16
3.4 Other Matters	17
3.5 Voting	17
ARTICLE IV - ALLOCATIONS	18
4.1 Capital Accounts	18
4.2 Profits and Losses; Capital Account Adjustments	19
4.3 Special Allocations	19
4.4 Other Allocation Rules	19
4.5 Curative Allocations	19
4.6 Allocation of Taxable Income and Loss	20
4.7 Code Section 704(c)	20
4.8 Allocations Upon the Occurrence of Certain Events	20
4.9 Section 754 Election	20
4.10 Safe Harbor Election	21
ARTICLE V – DISTRIBUTIONS	21
5.1 Distribution for Taxes	21
5.2 Distributions	22
5.3 Reserve Accounts	23
5.4 Distributions in Kind	23
5.5 Withholding	23
ARTICLE VI – MANAGEMENT	24
6.1 Management	24
6.2 Management Restrictions	24
6.3 Liability for Certain Acts	25
6.4 Indemnification	25
6.5 Tax Matters Partner	26
6.6 Business Management	26
ARTICLE VII - MEETINGS OF THE MEMBERS	27
7.1 Annual Meeting	27

C

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

7.2 Special Meetings	27
7.3 Notice of Meeting	27
7.4 [Reserved.]	27
7.5 Quorum	27
7.6 Action by Vote	28
7.7 Written Consent	28
7.8 Telephonic Meeting	28
ARTICLE VIII - BOOKS AND RECORDS; INFORMATION RIGHTS	28
8.1 Books and Records	28
ARTICLE IX - FISCAL AND LEGAL MATTERS	28
9.1 Fiscal Year	28
9.2 Investments	29
9.3 Agreements, Consents, Checks, Etc	29
9.4 Legal Counsel	29
9.5 Audited Financial Statements	29
9.6 Tax Reporting	29
9.7 Termination Statement	29
ARTICLE X - ASSIGNABILITY OF INTERESTS; REPURCHASE OF INTERESTS	30
10.1 Restriction on Transfer of Interests	30
10.2 Assumption by Successors	30
10.3 Transfers Made in Violation of This Agreement	30
10.4 Conversion of Class A Interests.	31
10.5 Class A Member Termination	32
10.6 [Reserved]	33
10.7 Conversion Limitations	33
ARTICLE XI - DISSOLUTION AND WINDING UP	33
11.1 Liquidating Events	33
11.2 Winding Up	33
11.3 Articles of Dissolution	35
11.4 Effect of Filing of Articles of Dissolution	35
11.5 Return of Contribution Nonrecourse to Other Members	35
ARTICLE XII - AMENDMENTS TO AGREEMENT; TERM	35
12.1 Amendments and Waivers	35
12.2 Term	36
ARTICLE XIII – MISCELLANEOUS	36
13.1 No Personal Liability	36
13.2 Admission of Additional Members	36
13.3 Notices	36
13.4 Binding Effect	37
13.5 Creditors	37
13.6 Remedies Cumulative	37
13.7 Headings	37
13.8 Severability	37
13.9 Incorporation by Reference	37

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

13.10 Further Action	37
13.11 Governing Law; Venue; Waivers	37
13.12 Waiver of Action for Partition	38
13.13 Counterpart Execution	38
13.14 Specific Performance	38
13.15 Survival of Indemnities	38
13.16 No Agreement of Employment	38
13.17 Acknowledgment	38
13.18 Entire Agreement	39

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

THE INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE SHARES OF COMMON STOCK OF CIG WIRELESS CORP. INTO WHICH THE CLASS A INTERESTS ARE CONVERTIBLE PURSUANT TO THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

*          *          *

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
COMMUNICATIONS INFRASTRUCTURE GROUP, LLC
(a Delaware limited liability company)

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF (this “Agreement”) is entered into as of this 30th day of June, 2012, by and among Communications Infrastructure Group, LLC, a Delaware limited liability company (the “Company”), the Members executing this Agreement and such other Persons who shall become Members hereof from time to time, pursuant to the provisions of the Delaware Limited Liability Company Act and this Agreement.

W I T  N  E  S  S  E  T  H:

WHEREAS, the parties hereto desire to operate a limited liability company under the laws of the State of Delaware for the purposes and in accordance with terms and conditions hereof;

WHEREAS, the Certificate of Formation of the Company were filed with the Secretary of State of the State of Delaware on July 24, 2009;

WHEREAS, on the date hereof, the Company and the Members wish to enter into this Agreement as an Amended and Restated Limited Liability Company Operating Agreement;

WHEREAS, upon execution and delivery of this Agreement, all matters set forth herein are intended to be fully effective among the parties hereto without further action of any nature or kind; and

WHEREAS, upon execution and delivery of this Agreement, any and all prior operating agreements, and prior amended and restated operating agreements of the Company shall have no further force or effect.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and undertakings herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - CERTAIN DEFINITIONS

1.1              Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings set forth in this Article 1 (such meanings to be equally applicable in both the singular and plural forms of the term defined, unless the context requires otherwise).

“Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provisions of succeeding law).

“Additional Member” has the meaning set forth in Section 13.2 hereof.

“Affiliate” means, when used with reference to a specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls (alone or through an affiliated group), is controlled by or is under common control with such specified Person, (b) any Person that is an officer, director, manager, member, partner or trustee of or serves in a similar capacity with respect to such specified Person (or an Affiliate of such Person) or of which such specified Person

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

is an officer, director, member, manager, partner or trustee or with respect to which such Person serves in a similar capacity or (c) any Person who is a Family Member of such specified Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“Bankruptcy” shall be deemed to have occurred with respect to any Member or other Person if such Member or other Person shall file in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or shall file for reorganization or for the appointment of a receiver or a trustee of all or a material portion of such Member’s or other Person’s property, or if any such Member or other Person shall make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they fall due or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of any material portion of its property. If there shall be filed against any Member or other Person in any court, pursuant to any statute of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such Member’s or other Person’s property, and within ninety (90) days after the commencement of any such proceeding, such petition shall not have been dismissed, then such Member or other Person against whom such petition has been filed shall be considered Bankrupt for purposes of this Agreement. In addition, if any of the Units issued to any Member is subject to levy or attachment, and such levy or attachment is not released or discharged within ninety (90) days, such Member shall be deemed Bankrupt for purposes of this Agreement.

“Book Gain” has the meaning set forth in Section 11.2(b) hereof.

“Book Loss” has the meaning set forth in Section 11.2(b) hereof.

“Business Day” means any day other than a Saturday, Sunday or other day that banks are not authorized to be open for business in the State of Delaware.

“Business Purpose” has the meaning set forth in Section 2.8 hereof.

“Capital Account” means the Capital Account maintained for each Member under Section 4.1  and the other provisions of this Agreement.

“Capital Contribution” means, with respect to a Member, the cash amount or the initial Gross Asset Value of other property as contributed, or deemed contributed, to the Company by such Member as initially set forth on Schedule A as of the date hereof, together with any other capital contribution made by such Member pursuant to Section 3.1, in each case net of liabilities that the Company assumes or otherwise takes title or responsibility and less the value of any and all Notes received by such Member in respect of such Gross Asset Value under the terms of the Exchange Agreement.

“Certificate of Formation” means the Certificate of Formation of the Company, as filed with the Delaware Secretary of State in accordance with the Act, as amended on July 24, 2009 and as may be further amended from time to time.

“Class” means each of the Class A Interests and/or Management Interests, as the context requires, and “Classes” means all of such classes collectively.

“Class A-IT2 Collateral Sources” means all assets and liabilities of the Company directly attributable to: (i) the Towers previously legally owned by the Company in which economic interests in such Towers were held by InfraTrust Zwei GmbH & Co. KG (the “IT2 Towers”) pursuant to the IT2 PAASP, as to which such IT2 Towers are contributed by the Company as of

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

even date herewith to the Company’s Subsidiary CIG Comp Tower, LLC; and (ii) such additional Towers acquired by the Company or its Subsidiaries specifically with the proceeds of the Credit Agreement or other loans obtained by means of collateralization of the IT2 Towers transferred by the Company to CIG Comp Tower, LLC.

“Class A-IT5 Collateral Sources” means all assets and liabilities of the Company directly attributable to: (i) the Towers previously legally owned by the Company in which economic interests in such Towers were held by InfraTrust Fünf GmbH & Co. KG (the “IT5 Towers”) pursuant to the IT5 PAASP, as to which such IT5 Towers are contributed by the Company as of even date herewith to the Company’s Subsidiary CIG Comp Tower, LLC; and (ii) such additional Towers acquired by the Company or its Subsidiaries specifically with the proceeds of the Credit Agreement or other loans obtained by means of collateralization of the IT5 Towers transferred by the Company to CIG Comp Tower, LLC.

“Class A-IT9 Collateral Sources” means all assets and liabilities of the Company directly attributable to: (i) the Towers previously legally owned by the Company in which economic interests in such Towers were held by BAC InfraTrust Premium Neun GmbH & Co. KG (the “IT9 Towers”) pursuant to the IT9 PAASP, as to which the IT9 Towers are contributed by the Company as of even date herewith to the Company’s Subsidiary CIG Comp Tower, LLC; and (ii) such additional Towers acquired by the Company or its Subsidiaries specifically with the proceeds of the Credit Agreement or other loans obtained by means of collateralization of the IT9 Towers transferred by the Company to CIG Comp Tower, LLC.

“Class A Collateral Sources” means all of the Class A-IT2 Collateral Sources, Class A-IT5 Collateral Sources and Class A-IT9 Collateral Sources, collectively.

“Class A-IT2 Interests” means the Interests of the Company which are issued to the Class A-IT2 Member in exchange for such Member’s Capital Contributions to the Company made on account of such Interests, and having the attributes, rights and limitations of the Class A-IT2 Interests as defined in this Agreement and subject to all terms and conditions of this Agreement. Each Class A‑IT2 Member’s Class A Interest is set forth on Schedule A as it may be changed from time to time pursuant to the terms hereof.

“Class A-IT5 Interests” means the Interests of the Company which are issued to the Class A-IT5 Member in exchange for such Member’s Capital Contributions to the Company made on account of such Interests, and having the attributes, rights and limitations of the Class A-IT5 Interests as defined in this Agreement and subject to all terms and conditions of this Agreement. Each Class A‑IT5 Member’s Class A Interest is set forth on Schedule A as it may be changed from time to time pursuant to the terms hereof.

“Class A-IT9 Interests” means the Interests of the Company which are issued to the Class A-IT9 Member in exchange for such Member’s Capital Contributions to the Company made on account of such Interests, and having the attributes, rights and limitations of the Class A-IT9 Interests as defined in this Agreement and subject to all terms and conditions of this Agreement. Each Class A‑IT9 Member’s Class A Interest is set forth on Schedule A as it may be changed from time to time pursuant to the terms hereof.

“Class A Interests” means, collectively, the Class A-IT2 Interests, the Class A-IT5 Interests and the Class A-IT9 Interests, of the Company which are issued to the respective Class A Member in exchange for such Member’s Capital Contributions to the Company made on account of such

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                                   June 30,12

Interests, and having the attributes, rights and limitations of the respective Class A Interests issued thereof, as defined in this Agreement and subject to all terms and conditions of this Agreement. Each such Member’s Class A Interest is set forth on Schedule A as it may be changed from time to time pursuant to the terms hereof.

“Class A-IT2 Liquidation Preference”, means the net proceeds of liquidation of the Class A-IT2 Collateral Sources, after giving effect to applicable deductions for all fees, costs, expenses and disbursements of the Company incurred in connection with such liquidation, (without deduction, however, for any charges not paid in cash, or expenditures from reserves), and all pro-rata costs of the Company generally related to such liquidation.

“Class A-IT5 Liquidation Preference”, means the net proceeds of liquidation of the Class A-IT5 Collateral Sources, after giving effect to applicable deductions for all fees, costs, expenses and disbursements of the Company incurred in connection with such liquidation, (without deduction, however, for any charges not paid in cash, or expenditures from reserves), and all pro-rata costs of the Company generally related to such liquidation.

“Class A-IT9 Liquidation Preference”, means the net proceeds of liquidation of the Class A-IT9 Collateral Sources, after giving effect to applicable deductions for all fees, costs, expenses and disbursements of the Company incurred in connection with such liquidation, (without deduction, however, for any charges not paid in cash, or expenditures from reserves), and all pro-rata costs of the Company generally related to such liquidation.

“Class A-IT2 Performance Preference” means a twenty percent (20%) return on the Class A-IT2 Capital Contribution, in amount equal to an internal rate of return on such capital as if calculated from February 16, 2010.

“Class A-IT5 Performance Preference” means a twenty percent (20%) return on the Class A-IT5 Capital Contribution, in amount equal to an internal rate of return on such capital as if calculated from December 21, 2010.

“Class A-IT9 Performance Preference” means a ten percent (10%) return on the Class A-IT9 Capital Contribution, in amount equal to an internal rate of return on such capital as if calculated from February 26, 2010.

“Class A-IT2 Termination” means December 31, 2014, unless sooner terminated, whether by law or for Good Reason.  The Agreement may continue in effect after December 31, 2014 if the Class A-IT2 Member and the Manager agree to such continuation.

“Class A-IT5 Termination” means December 31, 2014, unless sooner terminated, whether by law or for Good Reason.  The Agreement may continue in effect after December 31, 2014 if the Class A-IT5 Member and the Manager agree to such continuation.

“Class A-IT9 Termination” means March 31, 2015, unless sooner terminated, whether by law or for Good Reason.  The Agreement may continue in effect after March 31, 2015 if the Class A-IT9 Member and the Manager agree to such continuation.

“Class A Member” means a Member who owns Class A Interests in its capacity as such.

“Class A Termination” means the Class A-IT2 Termination, Class A-IT5 Termination or Class A-IT9 Termination.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                    June 30,12

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Common Stock” has the meaning set forth in Section 10.4(a) hereof.

“Company” has the meaning set forth in the introductory paragraph.

“Company Released Parties” has the meaning set forth in Section 10.4(g) hereto.

“Consent” means the prior written approval of a Person or the affirmative vote of such Person at a meeting called and held pursuant to Article 6 or Article 7, as the case may be, to do an act or thing for which the approval is solicited, or the act of granting such approval, as the context may require.

“Contribution Loss” has the meaning set forth in Section 10.6(a) hereto.

“Conversion Date” has the meaning set forth in Section 10.4(a) hereof.

“Conversion Price” has the meaning set forth in Section 10.4(a) hereof.

“Convertible Securities” means securities convertible into or exchangeable for Interests.

“Credit Agreement” means the credit agreement for term loan credit facilities provided to the Parent or its subsidiaries in excess of five million U.S. Dollars ($5,000,000).

“Credit Party” means each borrower company party to the Credit Agreement and each guarantor.

“Damages” means any loss, expense, damage or injury suffered or sustained by a Person, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs of litigation.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“DTC Eligible” has the meaning set forth in Section 10.4(a) hereof.

“Equity Agreement” has the meaning set forth in Section 3.3 hereof.

“Fair Market Value” means the fair market value of the applicable property or security as determined by the Manager or, in the event that any determination of Fair Market Value is being made in connection with a transaction involving a disposition of Interests by a Member, such determination shall be made by mutual agreement of the Manager and the transferring Member. If the Manager and the transferring Member, as the case may be, are unable to reach agreement within twenty (20) days, such Fair Market Value will be determined by an independent valuation firm selected by the Company. The expenses of any such valuation shall be borne by the Company.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                    June 30,12June 30,12

“Fiscal Year” has the meaning set forth in Section 9.1 hereof.

“Funds Available for Class A Distribution” means the aggregate of all Funds Available for Class A‑IT2 Distribution, Funds Available for Class A-IT5 Distribution and Funds Available for Class A‑IT9 Distribution, provided, however, for the avoidance of doubt, Funds Available for Class A Distribution shall under no circumstances include the proceeds of any loans under any and all Credit Agreements, nor shall Funds Available For Distribution include any gross cash receipts of Subsidiaries of the Company in any period, except to the extent that such Subsidiaries actually distribute or lend cash to the Company, subject to any and all restrictions and security interests under the terms of the applicable Credit Agreement.

“Funds Available for Class A-IT2 Distribution” means, with respect to the applicable period of measurement:

(a)        the sum of (i) the gross cash receipts of the Company for such period from all Class A-IT2 Collateral Sources, including, without limitation, all revenues, interest, income and proceeds derived by the Company from operations of Class A-IT2 Collateral Sources (other than Capital Contributions); (ii) all cash amounts previously reserved by the Company originating from Class A-IT2 Collateral Sources, if the Manager determines that the specific purposes for which such amounts were reserved are no longer applicable; (iii) funds released by the Manager from reserves; less the sum of:

(b)        (i) all operating costs and expenses of the Company payable for such period and capital expenditures made, or reserved for, during such period (without deduction, however, for any charges for depreciation or other expenses not paid in cash, or expenditures from reserves) as allocated to the Class A-IT2 Interests proportionate to the Class A-IT2 Collateral Sources; (ii) all debt service, including principal and interest, paid during such period on all indebtedness of the Company attributable to the Class A-IT2 Collateral Sources; (iii) all amounts paid by the Company to any and all Affiliates and non-Affiliates under the Servicing Agreement attributable to the Class A-IT2 Collateral Sources, and any and all ancillary services arrangements, advancement of funds arrangements, or performance of any guaranty of the obligations of the Company or Affiliate of the Company, to the extent not paid under the prior clause (ii), which amounts will be deemed to be a loan to the Company attributable to the Class A-IT2 Collateral Sources; and (iv) all amounts specifically reserved as determined by the Manager for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes attributable to the Class A-IT2 Collateral Sources.

“Funds Available for Class A-IT5 Distribution” means, with respect to the applicable period of measurement:

(a)        the sum of (i) the gross cash receipts of the Company for such period from all Class A-IT5 Collateral Sources, including, without limitation, all revenues, interest, income and proceeds derived by the Company from operations of Class A-IT5 Collateral Sources (other than Capital Contributions); (ii) all cash amounts previously reserved by the Company originating from Class A-IT5 Collateral Sources, if the Manager determines that the specific purposes for which such amounts were reserved are no longer applicable; and (iii) funds released by the Manager from reserves; less the sum of:

(b)        (i) all operating costs and expenses of the Company payable for such period and capital expenditures made, or reserved for, during such period (without deduction, however, for any

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                    June 30,12

charges for depreciation or other expenses not paid in cash, or expenditures from reserves) as allocated to the Class A-IT5 Interests proportionate to the Class A-IT5 Collateral Sources; (ii) all debt service, including principal and interest, paid during such period on all indebtedness of the Company attributable to the Class A-IT5 Collateral Sources; (iii) all amounts paid by the Company to any and all Affiliates and non-Affiliates under the Servicing Agreement attributable to the Class A-IT5 Collateral Sources, and any and all ancillary services arrangements, advancement of funds arrangements, or performance of any guaranty of the obligations of the Company or Affiliate of the Company, to the extent not paid under the prior clause (ii), which amounts will be deemed to be a loan to the Company attributable to the Class A-IT5 Collateral Sources; and (iv) all amounts specifically reserved as determined by the Manager for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes attributable to the Class A-IT5 Collateral Sources.

“Funds Available for Class A-IT9 Distribution” means, with respect to the applicable period of measurement:

(a)        the sum of (i) the gross cash receipts of the Company for such period from all Class A-IT9 Collateral Sources, including, without limitation, all revenues, interest, income and proceeds derived by the Company from operations of Class A-IT9 Collateral Sources (other than Capital Contributions); (ii) all cash amounts previously reserved by the Company originating from Class A-IT9 Collateral Sources, if the Manager determines that the specific purposes for which such amounts were reserved are no longer applicable; and (iii) funds released by the Manager from reserves; less the sum of:

(b)        (i) all operating costs and expenses of the Company payable for such period and capital expenditures made, or reserved for, during such period (without deduction, however, for any charges for depreciation or other expenses not paid in cash, or expenditures from reserves) as allocated to the Class A-IT9 Interests proportionate to the Class A-IT9 Collateral Sources; (ii) all debt service, including principal and interest, paid during such period on all indebtedness of the Company attributable to the Class A-IT9 Collateral Sources; (iii) all amounts paid by the Company to any and all Affiliates and non-Affiliates under the Servicing Agreement attributable to the Class A-IT9 Collateral Sources, and any and all ancillary services arrangements, advancement of funds arrangements, or performance of any guaranty of the obligations of the Company or Affiliate of the Company, to the extent not paid under the prior clause (ii), which amounts will be deemed to be a loan to the Company attributable to the Class A-IT9 Collateral Sources; and (iv) all amounts specifically reserved as determined by the Manager for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes attributable to the Class A-IT9 Collateral Sources.

“Funds Available For Distribution” means the Funds Available for Class A-IT2 Distribution, the Funds Available for Class A-IT5 Distribution, the Funds Available for Class A-IT9 Distribution and the Funds Available for Management Class Distribution.

“Funds Available for Management Class Distribution” means, with respect to the applicable period of measurement:

(a)        the sum of (i) the gross cash receipts of the Company for such period from all Non-Class A Collateral Sources, including, without limitation, all revenues, interest, income and proceeds derived by the Company from operations of all Non-Class A Collateral Sources (other than Capital Contributions); (ii) all cash amounts previously reserved by the Company originating

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                    June 30,12

from all Non-Class A Collateral Sources, if the Manager determines that the specific purposes for which such amounts were reserved are no longer applicable; and (iii) the proceeds of liquidation of the Non-Class A Collateral Sources in accordance with this Agreement; less the sum of:

(b)        (i) all operating costs and expenses of the Company payable for such period and capital expenditures made, or reserved for, during such period (without deduction, however, for any charges for depreciation or other expenses not paid in cash, or expenditures from reserves) as allocated to the Management Class Interests proportionate to the Non-Class A Collateral Sources; (ii) all debt service, including principal and interest, paid during such period on all indebtedness of the Company attributable to the Non-Class A Collateral Sources; (iii) all amounts paid by the Company to any and all Affiliates and non-Affiliates under the Servicing Agreement attributable to the Non-Class A Collateral Sources, and any and all ancillary services arrangements, advancement of funds arrangements, or performance of any guaranty of the obligations of the Company or Affiliate of the Company, to the extent not paid under the prior clause (ii), which amounts will be deemed to be a loan to the Company attributable to the Non-Class A Collateral Sources; and (iv) all amounts specifically reserved as determined by the Manager for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes attributable to the Non-Class A Collateral Sources.

“GAAP” means the United States generally accepted accounting principles as promulgated by the Financial Accounting Standards Board and the rules of the U.S. Securities and Exchange Commission, respectively, as in effect from time to time.

“Good Reason” to terminate this Agreement shall be deemed to exist if: (i) the Company is dissolved without consent of all Class A Interests; (ii) the Company materially breaches this Agreement; (iii) insolvency proceedings are commenced against the Company; or (iv) compulsory execution measures are levied against the Interests held by the Class A Members.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)        the Gross Asset Value of any property (other than cash) contributed by a Member to the Company shall be such property’s gross fair market value, as reasonably determined by a qualified professional valuator as of a recent date;

(b)        the Gross Asset Value of all assets of the Company shall be adjusted to equal their respective gross fair market values as of the following dates: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimus Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimus amount of Company assets as consideration for Interests in the Company; (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with the grant of an interest in the Company (other than a de minimus interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member or a new Member acting in a “member” capacity; provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) of this sentence shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                      June 30,12

(c)        the Gross Asset Value of any asset of the Company distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Manager;

(d)       the Gross Asset Values of any assets of the Company shall be increased(or decreased) to reflect any adjustments to the adjusted tax basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.1 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Manager reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d);

(e)        If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted in the same manner as would the asset’s basis for federal income tax purposes except that in lieu of regular depreciation, amortization or cost recovery deductions, the Company shall take into account adjustments for Depreciation; and

(f)        For purposes of clarity, the Gross Asset Value with respect to the initial Capital Contribution of each Class A Member shall be reduced by the face value amount of the respective Note issued and delivered by the Parent to each Class A Member in connection with the closing of the Exchange Agreement with such Class A Member.

“In Kind” has the meaning set forth in Section 5.4 hereof.

“Indemnified Party” has the meaning set forth in Section 6.4(b) hereof.

“Interests” represent a Member’s equity ownership interest in the Company, including any and all benefits to which the Member who holds such Interests may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement. “Interest” means any of the Interests.  Ownership of an Interest shall not represent any direct right, title or interest of ownership by such Member in the real property or personal property or any other assets owned by the Company, but shall represent only an equity interest in the Company.

“IRS Notice” has the meaning set forth in Section 4.10(a) hereof.

“IT-2 Exchange Agreement” means that certain Exchange Agreement, dated as of even date herewith, by and among Compartment IT2, LP, a Georgia Limited Partnership, by action of IAM US, LLC, a Delaware limited liability company, its General Partner, the Company, and Infratrust Zwei GmbH & CO. KG by action of IAM Infrastructure Asset Management GmbH, attached hereto as Exhibit A‑IT2.

“IT-5 Exchange Agreement” means that certain Exchange Agreement, dated as of even date herewith, by and among Compartment IT5, LP, a Georgia Limited Partnership, by action of IAM US, LLC, a Delaware limited liability company, its General Partner, the Company, and Infratrust Fünf GmbH & CO. KG by action of IAM Infrastructure Asset Management GmbH, attached hereto as Exhibit A‑IT5.

“IT-9 Exchange Agreement” means that certain Exchange Agreement, dated as of even date herewith, by and among Compartment IT9, LP, a Georgia Limited Partnership, by action of IAM

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                                June 30,12

US, LLC, a Delaware limited liability company, its General Partner, the Company, and BAC InfraTrust Premium Neun GmbH & Co. KG by action of IAM Infrastructure Asset Management GmbH, attached hereto as Exhibit A‑IT9.

“IT-2 PAASP” means the Partnership Agreement for an Atypical Silent Partnership, dated as of February 9, 2010, between InfraTrust Zwei GmbH & Co. KG and the Company, terminating as of even date herewith in accordance with the IT-2 Exchange Agreement.

“IT-5 PAASP” means the Partnership Agreement for an Atypical Silent Partnership, dated as of December 21, 2010, between InfraTrust Fünf GmbH & Co. KG and the Company, terminating as of even date herewith in accordance with the IT-5 Exchange Agreement.

“ITP-9 PAASP” means the Partnership Agreement for an Atypical Silent Partnership, dated as of February 26, 2010, between BAC InfraTrust Premium Neun GmbH & Co. KG and the Company, terminating as of even date herewith in accordance with the IT-9 Exchange Agreement.

“Liquidating Event” has the meaning set forth in Section 11.1 hereof.

“Management Interests” means the Interests of the Company which are issued to the Management Member in exchange for such Member’s Capital Contributions, if any, to the Company made on account of such Interests, having the attributes, rights and limitations of Management Interests as defined in this Agreement and subject to all terms and conditions of this Agreement.

“Management Member” means a Member who owns the Class of Management Interests in the Company.

“Management Percentage Interest” means, for any Member, the number of Management Interests held by such Member divided by the total number of issued and outstanding Management Interests of the Company. Each Member’s Management Percentage Interest is set forth on Schedule A as it may be changed from time to time pursuant to the terms hereof.

“Manager” means the Manager of the Company set forth on the signature page hereto.

“Members” means, collectively, the Class A Members, the Management Member, and any Person who becomes a Member pursuant to the terms of this Agreement and who has not ceased to be a Member pursuant to the terms of this Agreement, and “Member” means each such Person individually.

“Non-Class A Collateral Sources” means any and all assets and liabilities of the Company and its Subsidiaries which are not attributable to, or derived from, Class A Collateral Sources.

“Note” means the respective promissory note issued to each of the Class A Members, in the respective form attached as Exhibit B-IT2, Exhibit B-IT5, and Exhibit B-IT9.

“Notice” has the meaning set forth in Section 13.3 hereof.

“Parent” means CIG Wireless Corp., a Nevada corporation.

“Percentage Interest” means, for any Member, the number of Interests held by such Member divided by the total number of issued and outstanding Interests of the Company.

“Permitted Transfer” means any one of the following solely with respect to the transfer of Class A Interests and Management Interests: (a) with respect to a Member that is a corporation, partnership or limited liability company, a Transfer of all or a portion of such Member’s Interests

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                                June 30,12

to the members of such corporation, partners of such partnership or the members of such limited liability company; and (b) any Transfer by a Member of Interests to another Member. Each Member shall be solely responsible for any and all tax consequences to him, her or it resulting from any Permitted Transfers under this Agreement.

“Permitted Transferee” shall mean a Transferee of any Interest in a Permitted Transfer.

“Person” means any individual, sole proprietorship, general partnership, limited partnership, corporation, business trust, trust, joint venture, limited liability company, association, joint stock company, bank, unincorporated organization or any other form of entity.

“Profits” and “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments:

(a)        any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b)        any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c)        in the event the Gross Asset Value of any Company asset is adjusted pursuant to this Agreement (including to reflect “Book Gain” or “Book Loss” determined pursuant to Section 11.2(b)), the amount of such adjustment shall be treated as gain or loss from the disposition of such asset in the period that such adjustment occurs for purposes of computing Profits or Losses;

(d)       gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)        in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(f)        to the extent an adjustment of the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interests, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset for purposes of computing Profits or Losses and adjusting the Members’ Capital Accounts; and

(g)        notwithstanding any other provision of this paragraph, any items which are specially allocated pursuant to Section 4.3 or Section 4.5 hereof shall not be taken into account in computing Profits or Losses.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                      June 30,12

“Property” means all real and personal property acquired by the Company and any improvements thereto and shall include both tangible and intangible property.

“Regulation” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.5 hereof.

 “Section 754 Election” has the meaning set forth in Section 4.9 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provision of future law.

“Securities” means equity securities of the Company (including, without limitation, any Interests) and any Subsidiary, whether now or hereafter issued, and any Convertible Securities. The term “Security” shall mean any one of the Securities.

“Servicing Agreement” means the servicing agreement as defined in the Credit Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof entitled to control the board of managers, general partner or similar governing body of such entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any manager, managing director or general partner of such limited liability company, partnership, association or other business entity.

“Successor” has the meaning set forth in Section 11.3 hereof.

“Tax Matters Partner” means the holder of the Management Interests, who shall be the “tax matters partner” as set forth in Code Section 6231(a)(7).

“Termination Conversion” has the meaning set forth in Section 10.5(a)(i) hereto.

“Termination Distribution” has the meaning set forth in Section 10.5(a) (ii) hereto.

“Towers” means wireless, broadcast or communications towers or communications facilities.

“Trading Value” means the product of (x) the aggregate number of shares of Common Stock issued to the respective Class A Member upon conversion by such Class A Member of its Class A Interests; and (y) the prior twenty (20) trading days’ volume weighted average price per share of the Common Stock determined as of the effectiveness of such Conversion Date.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                        June 30,12

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, the discretionary or obligatory distribution from a trust, or other disposition or encumbrance and, as a verb, voluntarily or involuntarily to transfer, sell, exchange, pledge, hypothecate, distribute from a trust or otherwise dispose of or encumber, including, without limitation, the distribution of any Interest by a Person that is a legal entity to its shareholders, members, partners or other beneficiaries upon such Person’s liquidation or dissolution, by means of a dividend or otherwise.

“Transferee” means any Person who has acquired or purported to acquire (as the context may require) an interest in the Interests of a Member.

“Transferor” means any Person who has Transferred or purported to Transfer (as the context may require) an interest in his, her or its Interests.

1.2              Interpretation.

Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied.  That certain terms or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement unless otherwise specifically provided herein.  The words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation” and shall not be limited by any enumeration or otherwise. References to the plural include the singular and the plural.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Manager or Member.  For the purpose of this Agreement, any definition incorporating, by reference to the Code or the Regulations, the term “partner” or “partnership” shall mean “Member” or “LLC,” respectively.  No provision hereof is to be interpreted for or against any party because that party or that party’s legal representative or counsel drafted such provision.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

ARTICLE II - THE COMPANY

2.1              Organization.

The Company has been organized as a Delaware limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

2.2              Company Name.

The name of the Company is “Communications Infrastructure Group, LLC” and all business of the Company shall be conducted in such name or such other name as the Manager shall determine, subject to all other terms and conditions set forth in this Agreement.  The Company shall hold all of its Property in the name of the Company and not in the name of any Member and no Member shall have any claim to such Property.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                             June 30,12

2.3              Company Authority.

The Company shall have full power and authority to engage in any lawful act or activity for which limited liability companies may be formed under the Act and may engage in any and all legal activities which are within the scope of such authority.

2.4              Principal Place of Business.

The principal place of business of the Company shall be 5 Concourse Parkway, Suite 3100, Atlanta, GA 30328, or such other location as may be designated by the Manager from time to time.

2.5              Duration.

The Company commenced on the date on which the Certificate of Formation were filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until it is wound up and liquidated and its business is completed as provided in Article 13 hereof.

2.6              Filings; Agent for Service of Process.

(a)        The Certificate of Formation has been filed in the office of the Secretary of State of Delaware in accordance with the provisions of the Act.  The Manager shall be responsible for, and shall take any and all other actions reasonably necessary to perfect and maintain, the status of the Company under the laws of the State of Delaware, including causing amendments to the Certificate of Formation to be filed whenever required by the Act.  Such Certificate of Formation and amendments shall be executed by any Person authorized by the Manager to do so.

(b)        The Manager shall be responsible for, and shall cause to be executed and filed, such forms or certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business.

(c)        The registered agent for service of process on the Company in the State of Delaware, and the address of such registered agent, shall be National Corporate Research, Ltd., 615 South Dupont Hwy., Dover, DE 19901.  The Manager may change the registered agent and appoint successor registered agents.

2.7              No State Law Partnership.

The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.8              Business Purpose.

The business purposes of the Company shall be to conduct business, directly or through its Subsidiaries, in the United States of America, of the development and leasing of telecommunications Towers and related facilities, including, without limitation, identification of possible locations for Towers; development of potential locations for Towers; erection and leasing

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                             June 30,12

of Towers to telecommunications companies and other lessees; service and maintenance for the Company’s own Towers and Towers managed by third parties; brokerage, sales, and commercial dealings concerning poles and similar operating equipment; and sales of further products and services developed by the Company, in accordance with the Schedule B hereto setting forth the Assets and Investment Criteria qualified for acquisition; and to enter into any and all agreements related to the Credit Agreement and to take any and all actions related thereto, including, without limitation, the guarantee of all obligations under the Credit Agreement and pledge of assets of the Company and its Subsidiaries as collateral thereto, and the consent to any and all security agreements and servicing arrangements in connection therewith, and including further, any and all activities ancillary or related to any of the foregoing, including without limitation the items expressly permitted in the last sentence of Section 6.2  hereof (collectively, the “Business Purpose”).

ARTICLE III - CAPITAL CONTRIBUTIONS; ADDITIONAL FINANCING;
CONTRIBUTIONS & VOTING

3.1              Members.

The names, addresses, Capital Contributions, Management Percentage Interests, Management Interests and Class A Interests are set forth on Schedule A hereto.  The Manager shall update Schedule A from time to time to reflect any changes to the information set forth thereon.  The Class A Members shall have no direct claims of any nature or kind on the assets of the Company or any of its Subsidiaries other than as set forth in this Agreement.

3.2              Interests.

(a)        The Company has four Classes of Member Interests, as defined in Article 1 of this Agreement:

(i)                 The Class A-IT2 Interests;

(ii)               The Class A-IT5 Interests;

(iii)             The Class A-IT9 Interests; and

(iv)             The Management Interests.

(b)        Assuming that the Interests constitute “securities” within the meaning of the Securities Act, which neither the Company nor any Member admits, each Member represents and warrants to the Company as follows:

(i)         the Securities being acquired by such Member pursuant to this Agreement or otherwise will be acquired for such Member’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii)        such Member is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Securities and is either (A) an executive officer of the Company or a Subsidiary or Affiliate thereof or is a service provider knowledgeable about the Company and its Subsidiaries or (B) an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder;

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                                   June 30,12

(iii)       such Member is able to bear the economic risk of his, her or its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on transfer;

(iv)       such Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company and its Subsidiaries and Affiliates as he, she or it has requested;

(v)        such Member has received and carefully read a copy of this Agreement. This Agreement and each of the other agreements contemplated hereby to be executed by such Member (including any Equity Agreement) constitute the legal, valid and binding obligation of such Member, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Member is a party or any judgment, order or decree to which such Member is subject or create any conflict of interest with the Company or any of its Subsidiaries or Affiliates, or any of their present or former customers;

(vi)       such Member is a resident of the state or country, or has its principal place of business in the state or country, set forth under his, her or its name on Schedule A  attached hereto; and

(vii)      such Member has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.

3.3              Additional Financing.

The sums of money required to finance the business and affairs of the Company shall be derived from the Capital Contributions made by the Members to the Company, from funds generated from the operation and the business of the Company, from dividends distributed to the Company by any of its Subsidiaries and from any loans or other indebtedness which the Manager may approve for the Company. Voluntary Capital Contributions from a Member may be made on such terms as such Member and the Manager shall agree.  In such event, (i) all Members shall be diluted in an equal manner with respect to such issuance, subject to differences in rights and preferences of different classes, groups and series of Securities, and (ii) the Manager shall have the power to amend this Agreement and/or Schedule A hereto to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances (including, without limitation, amending this Agreement to increase the number of Securities of any class, group or series, to create and issue a new class, group or series of Securities and to add the terms of such new class, group or series, including economic and governance rights which may be different from, senior to or more favorable than the other existing Securities), in each case without the approval or consent of

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                       June 30,12

any other Person.  Any Person who acquires Securities may be admitted to the Company as a Member pursuant to the terms of Section 13.2.  In connection with any issuance of Interests, the Person who acquires such Interests shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof (including transfer restrictions) as are required by the Manager (each, an “Equity Agreement”).  Each Person who acquires Interests shall in exchange for such Interests make a Capital Contribution to the Company in accordance with such Person’s Equity Agreement or, if none, in an amount to be determined by the Manager in its sole discretion (which may be zero).

3.4              Other Matters.

(a)        Each Member shall have the right to withdraw a portion of Profits allocated to such Member in accordance with Section 4.2 and 5.2(a), provided that the balance of the Capital Account does not become negative and there is sufficient liquidity, provided, however, such withdrawal request shall in each case require Manager consent, which consent can be withheld for any reason in the sole discretion of the Manager.  Except as otherwise provided in this Agreement, no Member shall demand or receive a return of his, her or its Capital Contributions from the Company.  Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

(b)        No Member shall receive any interest or drawing with respect to his, her or its Capital Contributions or his, her or its Capital Account, except to the extent, if any, as otherwise expressly provided in this Agreement.

(c)        No Member shall at any time be required to restore a deficit balance in his, her or its Capital Account, except as expressly required by the Act or this Agreement.

(d)       No Class A Member shall assign or pledge their respective Class A Interests without prior written consent of the Manager.  Breach of this Section 3.4(d) shall constitute cause for termination of this Agreement by the Company with respect to such Member.

3.5              Voting.

(a)        Except as otherwise expressly provided in this Agreement, only the Member holding the Management Interests shall have voting power and authority of the Members over the Company.  The Class A Interests shall not have any voting powers, except with respect to the matters expressly reserved to the vote of Class A Interests, and any amendments, changes or modifications of the rights of the Class A Interests set forth herein.

(b)        Notwithstanding anything to the contrary in this Agreement, the Company shall require the unanimous consent of all Class A Interests, each voting exclusively as separate classes of Interests, prior to the effectiveness of any of the following actions or matters, even if only some of the Company’s assets are affected by such matters:

(i)                 Change in the Business Purpose;

(ii)               Any limitation imposed upon the Manager to manage the Company for the Business Purpose or related activities of the Company in respect of the ownership, operation and maintenance of the wireless, broadcast or communications Towers

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

or facilities owned by Company and its Subsidiaries, and activities incidental thereto;

(iii)             Changes in form of the Company;

(iv)             Mergers, or demergers of the Company involving the Business Purpose;

(v)               Discontinuation of all or any part of the Business Purpose;

(vi)             Acquisition of shares in other enterprises except Subsidiaries of the Company;

(vii)           Acceptance of additional Members in the Company; or

(viii)         Cessation of the preservation of the existence of the Company as a legal entity.

ARTICLE IV - ALLOCATIONS

4.1              Capital Accounts.

(a)        A separate Capital Account shall be maintained for each Member in accordance with the following provisions:

(i)         To each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions and (B) the Profits and any items in the nature of income or gain which are allocated to such Member pursuant to Sections 4.2, 4.3  or 4.5 hereof; and

(ii)        To each Member’s Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any property distributed to such Member (net of liabilities that the Member assumes or takes subject to) pursuant to any provision of this Agreement, and (B) the Losses and any items in the nature of loss or deduction which are allocated to such Member pursuant to Sections 4.2, 4.3  or 4.5  hereof.

(b)        The initial Capital Accounts (and the balances therein) as of the date hereof shall be set forth on Schedule A.

(c)        Except as otherwise expressly provided herein, in the event all or a portion of any Interest is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to that portion of the Capital Account balance, as the case may be, of the Transferor attributable to the Interest(s) transferred.

(d)       The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Manager shall reasonably determine that it is prudent to modify the manner in which such Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such Regulations, the Manager may make such reasonable modification, provided that it is not likely to have a material economic effect on any Member. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain the proper proportions of the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance  with  Regulations  Section 1.704-

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                    June 30,12

1(b)(2)(iv)(q),  and (ii) make  any  appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

4.2              Profits and Losses; Capital Account Adjustments.

The Capital Account of each such Member shall be adjusted to equal (i) the amount that would be distributed to such Member in accordance with Article 5 herein, determined as if (A) the Company were to liquidate all of its assets at Gross Asset Values (except that any Company asset that is actually sold or otherwise exchanged in such Fiscal Year shall be treated as if sold for an amount of cash equal to the sum of (1) the amount of any net cash proceeds actually received by the Company in connection with such disposition and (2) the Fair Market Value of any property actually received by the Company in connection with such disposition); (B) all of the Company’s liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability); and (C) the net assets of the Company were distributed in accordance with Section 5.2(a), minus (ii) the sum of (x) such Member’s share of minimum gain (as determined according to Treasury Regulation Section 1.704-2(g)), (y) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) and (z) the amount, if any, that such Member is obligated to contribute to the Company as of the last day of such Fiscal Year (or for which such Member otherwise would be liable under the terms of the Act).

4.3              Special Allocations.

The provisions of the Regulations promulgated under Code Section 704(b) relating to qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to partner nonrecourse debt, allocations of nonrecourse deductions, allocations with respect to partner nonrecourse debt, and limitations on allocations of Losses relating to a partner’s adjusted capital account deficit are hereby incorporated by reference and shall be applied to the allocation of income, gain, loss and deduction in the manner provided in such Regulations; provided, however, that (a) nonrecourse deductions shall be allocated among the Members in a manner consistent with Regulation Section 1.704-2(b)(1), as reasonably determined by the Manager, and (b) to the extent possible and as provided in Section 4.5, such items shall be allocated among the Members to eliminate the effect of allocations as contemplated under this Section 4.3 that are inconsistent with the economic arrangement of the Members.

4.4              Other Allocation Rules.

For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any convention permitted under Code Section 706 and the Regulations thereunder and selected by the Manager.

4.5              Curative Allocations.

The allocations set forth in Section 4.3 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.5.  Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it reasonably

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                             June 30,12

determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balances are, to the extent possible, equal to the Capital Account balances such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 4.2.  In exercising its discretion under this Section 4.5, the Manager shall take into account future Regulatory Allocations under Section 4.3 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 4.3.

4.6              Allocation of Taxable Income and Loss.

For federal income tax purposes, items of income, loss, gain and deduction shall be allocated as nearly as possible to the manner in which such items are allocated for purposes of determining Capital Accounts pursuant to Sections 4.2, 4.3  and 4.5.

4.7              Code Section 704(c).

In accordance with Code Section 704(c) and the Regulations  thereunder,  income,  gain,  loss  and  deduction  with  respect  to  any  property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of a variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value pursuant to the "remedial method."  In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder pursuant to the "remedial method.”  Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 4.7 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

4.8              Allocations Upon the Occurrence of Certain Events.

For purposes of determining any adjustments to Capital Accounts upon the occurrence of the events described below, there shall be an interim closing of the books of account of the Company as of, or a daily proration of items for the month (but not any longer period) that includes (as the Manager shall determine), the day before the date of each admission thereto of Additional Members, or redemption of Interests pursuant to Article 11 or additional Capital Contributions made pursuant to Section 3.3 and at such other times as the Manager shall determine are required by good accounting practices or may be appropriate under the circumstances.

4.9              Section 754 Election.

If requested by the Manager, the Company shall make a Section 754 Election (as defined below).  All of the tax items resulting from an election under Code Section 754 and any corresponding provision of state or local income tax laws (collectively, a “Section 754 Election”) (including, without limitation, additional amortization deductions, if any) in connection with any Transfer described in Code Section 743(a) involving Interests or portions thereof shall be allocated to the Member treated as the “transferee partner” in connection with such Transfer in accordance with Code Section 743(b).

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                          June 30,12

4.10          Safe Harbor Election.

(a)        By executing this Agreement, each Member authorizes (if the Manager so chooses) the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Member shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Company in a manner consistent with the requirements of the IRS Notice. A Member’s obligations to comply with the requirements of this Section 4.10, shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 4.10, the Company shall be treated as continuing in existence.

(b)        Each Member authorizes the Manager to amend this Section 4.10 to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided  that  such amendment is not materially adverse to any interest in the Company attributable to a Class A Interest or Management Interest of a Member (as compared with the after-tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

ARTICLE V - DISTRIBUTIONS

5.1              Distribution for Taxes.

Subject to the provisions of the last sentence of Section 5.5, and so long as the Company is treated as a partnership for federal and state income tax purposes, the Company shall make distributions from the respective Funds Available for Distribution of each Class, if any, only to the respective Members of each such Class, with respect to each Fiscal Year of the Company in an amount that equals:

(a)        The amount of taxable income allocable to the Members of such Class in respect of such Fiscal Year, net of taxable losses allocated to the Members of such Class in prior Fiscal Years not previously taken into account under this Section 5.1 (in each case disregarding allocations of any items attributable to “built-in” Section 704(c) gain or loss with respect to contributed or revalued property), multiplied by

(b)        The combined maximum federal, state and local income tax rate to be applied with respect to such taxable income (calculated by using the highest maximum combined marginal federal, state

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                           June 30,12

and local income tax rates to which any Member of such Class (or any of its owners) may be subject and taking into account the character of such taxable income and the deductibility of state income tax for federal income tax purposes), and such distribution for Taxes shall be made to the Members of such Class in the same proportions that such taxable income was allocated to the Members of such Class during such Fiscal Year.  Distributions for Taxes shall be treated as an advance of, and shall therefore reduce, amounts otherwise distributable to the Members of each such Class pursuant to Section 5.2.

5.2              Distributions.

(a)        The Manager shall make distributions to the Members:

(i)         First,

(A)       from Funds Available for Class A-IT2 Distribution, the Class A-IT2 Performance Preference thereof to the Members holding Class A-IT2 Interests, in proportion to their respective ownership of Class A-IT2 Interests;

(B)       from Funds Available for Class A-IT5 Distribution, the Class A-IT5 Performance Preference thereof to the Members holding Class A-IT5 Interests, in proportion to their respective ownership of Class A-IT5 Interests;

(C)       from Funds Available for Class A-IT9 Distribution, the Class A-IT9 Performance Preference thereof to the Members holding Class A-IT9 Interests, in proportion to their respective ownership of Class A-IT9 Percentage Interests;

(ii)        Second,

(A)       from remaining Funds Available for Class A-IT2 Distribution, eighty percent (80%) of such amounts thereof to the Members holding Class A-IT2 Interests, in proportion to their respective ownership of Class A-IT2 Interests;

(B)       from remaining Funds Available for Class A-IT5 Distribution, eighty percent (80%) of such amounts thereof to the Members holding Class A-IT5 Interests, in proportion to their respective ownership of Class A-IT5 Interests;

(C)       from remaining Funds Available for Class A-IT9 Distribution, eighty percent (80%) of such amounts thereof to the Members holding Class A-IT9 Interests, in proportion to their respective ownership of Class A-IT9 Percentage Interests;

(iii)       Third, upon a Liquidating Event:

(A)       One Hundred Percent (100%) of the Class A-IT2 Liquidation Preference to the Members holding Class A-IT2 Interests, in proportion to their respective ownership of Class A-IT2 Interests;

(B)       One Hundred Percent (100%) of the Class A-IT5 Liquidation Preference to the Members holding Class A-IT5 Interests, in proportion to their respective ownership of Class A-IT5 Interests;

(C)       One Hundred Percent (100%) of the Class A-IT9 Liquidation Preference to the Members holding Class A-IT9 Interests, in proportion to their respective ownership of Class A-IT9 Interests; and

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                           June 30,12

(iv)       Fourth,

To the Management Member, (A) twenty percent (20%) of the respective Class A-IT2 Funds Available for Distribution, Class A-IT5 Funds Available for Distribution and Class A-IT9 Funds Available for Distribution; and (B) one hundred percent (100%) of the Funds Available for Management Class Distribution.

(b)        No Member shall have any right, title or interest to any distributions or participations of the Company except from the respective Funds Available for Distribution applicable to the specific Class in which such Member holds its Interests in the Company, except for the Management Interests which shall have such rights of additional participation but only to the extent set forth under Section 5.2(a)(iv) above.

(c)        All Profits shall be distributed and payable to the Members within one hundred twenty (120) days after the end of each fiscal year or as soon as reasonably possible following completion of the annual audit of the Parent.

5.3              Reserve Accounts.

The Company may maintain such reserve accounts as the Manager deems necessary for known existing and future obligations in the conduct of the business of the Company.

5.4              Distributions in Kind.

To the extent that the Manager authorizes any distribution pursuant to Section 5.2 that consists of a consideration of a type or in a form other than cash (“In Kind”), including, without limitation, any and all goodwill to the extent distributable, the types and forms of such consideration shall be allocated in the same manner as set forth in Section 5.2, in the proportions and amounts provided for therein, provided, however:

(i)         any and all distributions In Kind to Members holding Class A‑IT2 Interests may only be made from Class A-IT2 Collateral Sources; and any and all distributions from the Class A-IT2 Collateral Sources may only be made in accordance with Section 5.2(a) to the holders of Class A‑IT2 Interests;

(ii)        any and all distributions In Kind to Members holding Class A‑IT5 Interests may only be made from Class A-IT5 Collateral Sources; and any and all distributions of the Class A-IT5 Collateral Sources may only be made in accordance with Section 5.2(a) to the holders of Class A‑IT5 Interests;

(iii)       any and all distributions In Kind to Members holding Class A‑IT9 Interests may only be made from Class A-IT9 Collateral Sources; and any and all distributions of the Class A-IT9 Collateral Sources may only be made in accordance with Section 5.2(a) to the holders of Class A‑IT9 Interests; and

(iv)       any and all distributions In Kind to Members holding Management Interests may only be made from Class A Collateral Sources to the limited extent otherwise subject to distribution under Section 5.2(a)(iv) to the Management Member and from Non-Class A Collateral Sources.

5.5              Withholding.

All amounts withheld pursuant to the Code or any provision of any state or local law with respect to any distribution, allocations, or payments to the Members shall be treated as amounts

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                    June 30,12

distributed to such Members pursuant to this Article 5 for all purposes of this Agreement.  The Company is authorized to withhold from distributions, or with respect to allocations or payments, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld therefrom or with respect thereto pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

ARTICLE VI - MANAGEMENT

6.1              Management.

Except where the approval of the Members is required by this Agreement or by nonwaivable provisions of the Act, the business and affairs of the Company shall be managed solely by the Manager.  Except as otherwise provided herein, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.  The Manager serving the Company effective as of the date hereof is set forth on the signature page hereto.  The Manager may at its sole discretion appoint individuals to serve as officers of the Company, with or without such titles as the Manager may elect, including the titles of President, Vice President, Treasurer, and Secretary, to act by and on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such persons.  Each such officer shall serve at the pleasure of the Manager and may be appointed or removed at any time for any reason.  The Manager shall serve until the earliest to occur of its resignation or removal.  The Manager may be removed at any time only by a majority in Interests of the Management Interests.  Any and all successor managers shall be appointed solely by a majority in Interests of the Management Interests.  The Class A Interests shall not have any powers or authority with respect to the appointment or removal of the Manager or any officers of the Company.

6.2              Management Restrictions.

Except as set forth in the last Sentence of this Section 6.2 and notwithstanding any other provision of this Agreement the Company shall not:

(i)                  engage in any business or activity other than, the Business Purpose, and only exercised through Subsidiaries of the Company, the ownership, operation and maintenance of the wireless, broadcast or communications towers or facilities owned by Company, and activities incidental thereto;

(ii)                acquire or own any material asset other than the capital stock of any other Credit Party; or

(iii)               fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or amend, modify, change, repeal, terminate or fail to comply with the provisions of this Agreement; provided, however, this Agreement may be amended (i) to cure any ambiguity, (ii) with respect to administrative matters, or (iii) to convert or supplement any provision in a manner consistent with the intent of the Credit Agreement.

Notwithstanding the foregoing or anything to the contrary herein, the Company is expressly permitted to guaranty indebtedness of its Subsidiaries, to pledge all of its assets to secure such guaranty and

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                     June 30,12

indebtedness,  and to enter into any and all other transactions and Company actions contemplated by the Credit Agreement.

6.3              Liability for Certain Acts.

The Manager shall not be liable to the Company or any Member or officer for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by him or her arising out of or in connection with this Agreement or the Company’s business or affairs, except any losses, claims, damages or liabilities primarily attributable to the gross negligence, willful misconduct or bad faith by the Manager.

6.4              Indemnification.

(a)        The Company may at any time maintain managers’ and officers’ insurance coverage, in form and substance satisfactory to the Management Member.  The Company shall, to the maximum extent permitted under the Act, indemnify and make advances for expenses of the Manager, its Members, its employees and other agents from and against any and all claims and demands whatsoever.

(b)        The Company shall indemnify and hold harmless the Manager, the officers and  each Member and their respective Affiliates  and such Affiliates’  respective directors, officers, members, stockholders, partners, employees and agents, as the case may be (each an “Indemnified Party”), from and against any Damages suffered or sustained by him, her or them by reason of any acts, omissions or alleged acts or omissions arising out of his, her or its or any other Person’s activities on behalf of the Company or in furtherance of the interests of the Company; provided  that:

(i)         the acts, omissions or alleged acts or omissions of an Indemnified Party upon which such actual or threatened action, proceeding or claim is based were not performed or omitted

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                   June 30,12

fraudulently or in bad faith or as a result of gross negligence, willful misconduct, knowing violation of law or material breach of this Agreement by such Indemnified Party or any other agreement between the Company and such Indemnified Party; and

(ii)        such Indemnified Party reasonably believed that any of his, her or its acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such Indemnified Party’s conduct was unlawful.

Such indemnification shall be made only to the extent of the assets of the Company, and no Member shall have any personal liability on account thereof.

(c)        Expenses (including, without limitation, attorneys’ fees and expenses) incurred by any officer or Member in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company under this Section 6.4 or under any other contract or agreement between such Person and the Company.  Such expenses incurred by such Person may be so paid upon the receipt of the aforesaid undertaking.

(d)       The indemnification and advancement of expenses provided by this Section 6.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise, both as to action in such Person’s capacity and as to action in another capacity, and shall continue as to a Person who has ceased to be an officer or Member and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such Person.

6.5              Tax Matters Partner.

The Manager shall serve as the “Tax Matters Partner” (within the meaning of Section 6231(a)(7) of the Code) of the Company and shall have the rights and responsibilities set forth in the Code for a tax matters partner and the rights and responsibilities set forth in this Agreement, all at the expense of the Company.

6.6              Business Management Fees.

            (a)        Class A-IT2 Management Fee.  Class A-IT2 Members shall pay a management fee of one percent (1%) per annum based on the Class A-IT2 Capital Contributions, plus the outstanding balance of any third party loans (excluding intercompany loans and accounts payable) raised by the Compartment as of the date of such calculation.  For purposes of such calculation, the Class A-IT2 Capital Contributions shall be deemed to be the aggregate of all such Capital Contributions since inception without deductions in respect of any distributions of capital to Class A-IT2.  The Class A-IT2 management fee shall be calculated at the end of each month and shall be due and payable monthly in arrears.  During any month in which the Manager has not been active for the entire period, the Class A-IT2 management fee shall be assessed on a pro rata basis.

            (b)        Class A-IT5 Management Fee.  When assets purchased by the Company from a third party are allocated to the Capital Account of the Class A-IT5 Members, a fee of five percent (5%) of the purchase price of such assets shall be payable to the Company as a fee expense at the

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                      June 30,12

end of the quarter in which the allocation takes place.  The five percent (5%) fee shall be due and payable on all purchase transactions which result in a Capital Account adjustment of the Class A-IT5 Members.

            (c)        Class A-IT9 Management Fee.  Class A-IT9 Members shall pay a management fee of one percent (1%) per annum based on the Class A-IT9 Capital Contributions, plus the outstanding balance of any third party loans (excluding intercompany loans and accounts payable) raised by the Compartment as of the date of such calculation.  For purposes of such calculation, the Class A-IT9 Capital Contributions shall be deemed to be the aggregate of all such Capital Contributions since inception without deductions in respect of any distributions of capital to Class A-IT9.  The Class A-IT9 management fee shall be calculated at the end of each month and shall be due and payable monthly in arrears.  During any month in which the Manager has not been active for the entire period, the Class A-IT9 management fee shall be assess on a pro rata basis.

ARTICLE VII - MEETINGS OF THE MEMBERS

7.1              Annual Meeting.

Either the Manager or any of the Members may call for the convening of an annual meeting for the Members or any class thereof.  All Members shall have the rights to notice and attendance at each such annual meeting.  Absent the call for such annual meeting, nothing herein shall require the Company to hold an annual meeting.

7.2              Special Meetings.

Special meetings of the Members, for any purposes described in the meeting notice, may be called by the Manager or by consent of 75% all of the Members entitled to vote at such special meeting.

7.3              Notice of Meeting.

Written or telephonic notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) Business Days before the date of the meeting, either personally, by mail, e-mail, or by facsimile transmission, to each Member of record entitled to vote thereat, to the physical address, e-mail address or facsimile number of record on file with the Company.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to such Member at such Member’s address as it appears on the books of the Company, with postage thereon prepaid.  When the Members who hold Interests that represent a majority of the issued and outstanding Interests entitled to vote thereat are present at such meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

7.4                [Reserved.]

7.5              Quorum.

Members entitled to vote at any meeting holding Interests that represent at least a majority of the issued and outstanding Interests entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of such Members.  If Interests with less than such percentage are represented at a meeting, the holders of Interests that represent a majority of the Interests so represented may adjourn the meeting from time to time without further notice.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

7.6              Action by Vote.

Except as may be otherwise provided by law or this Agreement, when a quorum is present at any meeting, the vote by the Members holding Interests that represent at least a majority of the issued and outstanding Interests entitled to vote thereat shall be the act of the Members.

7.7              Written Consent.

Any action requiring the Consent of the Members or Class of Members entitled to vote thereon or required to be taken at a meeting of such Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by such Members who hold at least the number of Interests required for such Consent.  Reasonably prompt notice of the taking of any action taken without a meeting by less than unanimous written consent, together with a copy of the action taken, shall be given to those voting Members who have not consented in writing.  Any and all agreements concerning Class Member relations with the Company shall not be valid unless made in written form and all such written agreements and waivers shall be subject to notary attestation.

7.8              Telephonic Meeting.

Members of the Company entitled to vote at any meeting may participate in any meeting of such Members by means of conference telephone or similar communications equipment if all such Members participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon.

ARTICLE VIII - BOOKS AND RECORDS; INFORMATION RIGHTS

8.1              Books and Records.

The Manager shall keep or cause to be kept proper and usual books and records pertaining to the business of the Company and its Subsidiaries.  The books and records of the Company and its Subsidiaries shall be kept at the principal office of the Company or at such other places, within or without the State of Delaware, as the Manager shall from time to time determine.  The Members shall have the right to examine and verify the books and records of the Company and its Subsidiaries on reasonable advance notice and to make copies thereof, and to have reasonable access to all direct and indirect financial and operational information regarding the Company and its Subsidiaries on a regular basis, including all information pertaining to the Towers, as and when requested by any of the Members.  All such rights of access and verification may be exercised by the Members or their respective duly authorized representatives.  All Such rights of access and verification of such information shall survive the termination, dissolution or winding up of the Company.

ARTICLE IX - FISCAL AND LEGAL MATTERS

9.1              Fiscal Year.

The fiscal year of the Company shall begin on the first day of October and end on the 30th day of September each year, unless otherwise determined by the Manager or as required by the Code (the “Fiscal Year”).

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                               June 30,12

9.2              Investments.

Except as otherwise provided in this Agreement or as otherwise mandated under the terms of the Credit Agreement, all funds of the Company shall be invested in such investments as the Manager may select from time to time.

9.3              Agreements, Consents, Checks, Etc.

All agreements, consents, checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company, shall be signed by those Persons authorized from time to time by the Manager.

9.4              Legal Counsel.

One or more attorney(s) at law may be selected from time to time by the Manager to review the legal affairs of the Company and to perform such other services as may be required and to report to the Manager with respect thereto. The legal counsel may be removed by the Manager without assigning any cause. The legal counsel appointed by the Manager to advise the Company shall not be construed as counsel to any of the Members.  All communications of such counsel and the Managing Member shall remain privileged and confidential and disclosure may only be waived by the Managing Member.  The services of such counsel to Parent or any other Affiliate of the Company and such services are hereby expressly waived by the Company and the Members and shall not be construed as a conflict of interest.

9.5              Audited Financial Statements.

Within four months after the closing of the fiscal year, the Company shall prepare, in accordance with GAAP, annual financial statements of the Company, and shall deliver a copy thereof to each Member.  The Member may raise any objections concerning the annual financial statements only within a period of six weeks after confirmed receipt of such financial statements.  The Member shall be entitled to have the annual financial statements audited by a certified public accountant at the Member’s expense.  The annual financial statements shall be the basis to determine the allocation of Profits and Losses to the respective Members of the Company.

9.6              Tax Reporting.

The Company shall provide the Members with (a) annual K-1 statements within one hundred twenty (120) days after the end of each fiscal year and, (b) as and when requested by any Member, any and all other further reasonably available information required for the fulfillment of the Members s tax-related obligations with respect to reporting of tax information related to the Company.  The Company shall file any and all federal and state tax returns and notices as and when required under all applicable laws and regulations.  All expenses related to tax reporting shall be charged to the respective Profits and Losses allocated to the Members.

9.7              Termination Statement.

In the event the termination of this Agreement does not coincide with the end of the fiscal year, a dissolution balance sheet for each Class A Member shall be drawn up as of the date of termination for purposes of determining final account balances.  The costs and expenses related to preparation of such dissolution balance sheet shall be borne by the Class A Members.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

ARTICLE X - ASSIGNABILITY OF INTERESTS;
REPURCHASE OF INTERESTS

10.1          Restriction on Transfer of Interests.

(a)        Each Member understands and agrees that (i) the Interests may not be sold, transferred or otherwise disposed of without registration under the Securities Act, or an exemption therefrom and that in the absence of an effective registration statement covering the Interests or an available exemption from registration under the Securities Act and applicable “blue sky” laws, the Interests must be held indefinitely, and (ii) in no event will such Member Transfer any of his, her or its Interests other than pursuant to an effective registration statement under the Securities Act, unless and until such Member shall have notified the Company of the proposed Transfer and shall have furnished the Company with an opinion of counsel,  reasonably acceptable to the Company, to the effect that such Transfer is exempt from registration under the Securities Act and applicable “blue sky” laws; provided, however, no such opinion of counsel shall be required in connection with a Permitted Transfer unless specifically requested by the Manager.

(b)        No Member shall Transfer any Interests without the prior written consent of the Manager, except pursuant to a Permitted Transfer.  Any Transfer which violates this Section 10.1 shall be void and the purported Transferee shall have no interest in or rights to any Interests or the assets, profits, losses or distributions, and the Company shall not be required to recognize any such interest or rights.

10.2          Assumption by Successors.

Notwithstanding anything contained herein to the contrary, it is expressly agreed that any Transferee (including, without limitation, a Transferee in a Permitted Transfer), which shall acquire all or any part of the Interests in an arm’s length transaction and for value or by reason of any Permitted Transfer or successorship, shall succeed to all of the rights (except as otherwise hereinabove provided) and shall be bound by all of the obligations of and restrictions upon a Member under this Agreement.  Contemporaneously with any such Transfer or Permitted Transfer, the Transferee shall expressly assume, in writing, all of the obligations of a Member under this Agreement pursuant to execution of such instrument in form and substance acceptable to the Manager in its sole discretion.

10.3          Transfers Made in Violation of This Agreement.

Any Transfer or attempted Transfer of any Interests in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Interests as the owner of such Interests for any purpose.  In the event of the death of a Member or if the Company is required by law to recognize a Transfer in violation of the provisions of this Agreement (or if the Manager, in its sole discretion, elects to recognize a Transfer that is in violation of the provisions of this Agreement), the Transferred Interests shall be strictly limited to the Transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any Damages suffered or incurred by the Company or any other Member arising out of or relating to such Transfer.  In the case of a Transfer or attempted Transfer of Interests in violation of the terms of this Agreement, the Persons that make or attempt to make such

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                               June 30,12

Transfer shall jointly and severally indemnify and hold harmless the Company and the other Members from all Damages that the Company or any of such other Members may incur or suffer (including, without limitation, incremental tax liabilities and loss of tax benefits) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.4          Conversion of Class A Interests.

(a)        Class A Interests shall be convertible into shares of the Parent’s common stock, par value $0.0001 per share (the “Common Stock”) on the terms and conditions set forth in this Section 10.4 at any time prior to the first anniversary of the date Common Stock becomes eligible for electronic book-entry delivery and settlement depository services by the Depository Trust Company (“DTC Eligible”).  Subject to anti-dilution adjustment as provided in Section 10.4(b), the Class A Interests will convert into shares of Common Stock ten (10) Business Days’ following receipt of written notice by the Class A Member delivered to the Manager requesting such conversion (the “Conversion Date”).  The Class A Interests will convert into such number of shares of Common Stock equal to the Class A Member Capital Account divided by a conversion price per share calculated by reference to the dollar value which is equal to twenty five percent (25%) less than the prior twenty (20) trading days’ volume weighted average price of the Common Stock (the “Initial Conversion Price”).  The conversion rights provided herein may be exercised only in full and not in part and therefore immediately following any such conversion, the Class A Member’s Capital Account will be reduced to zero.  All such shares of Common Stock as and when issued by the Parent pursuant to conversion hereof, shall be duly authorized, fully paid, validly issued and non-assessable.

(b)        The Initial Conversion Price and the number and kind of securities issuable upon conversion of a Class A Member’s Capital Account for any and all purposes under Article 10 of this Agreement shall be subject to adjustment from time to time upon the happening of certain events as follows:  If the Parent at any time or from time to time effects a forward stock split, stock dividend or other subdivision of the outstanding shares of Common Stock, the Initial Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Parent at any time or from time to time causes a reverse stock split or otherwise combines the outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 10.4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)        All shares of Common Stock issued by the Parent will be restricted securities and will contain restricted stock transfer legends as follows:

THE SHARES OF COMMON STOCK OF CIG WIRELESS CORP. REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY ON FILE AT THE HEADQUARTERS OFFICE OF CIG WIRELESS CORP.

(d)       All shares of Common Stock issued by the Parent will be subject to a twelve month market stand-down condition, pursuant to which such shares of Common Stock may not be sold

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                         June 30,12

or traded during the twelve months following issuance thereof, provided, however, the shares of Common Stock may be registered by the Parent Company and such shares of Common Stock will have piggy-back registration rights granted by the Parent subject to such terms and conditions as the Parent deems reasonable.

(e)        The rights of conversion set forth in this Section 10.4 may only be exercised in whole and not in part; and such conversion rights shall expire upon the first anniversary of the date of this Agreement.

(f)        Upon conversion of the Class A Interests under any provision of this Agreement, all rights of the holder thereof as a Member of the Company under this Agreement shall be forever and definitively extinguished without recourse to the Company or any and all Managers or any other Members, or any director, officer, employee, agent, attorney, accountant or any of their respective Affiliates (collectively, “Company Released Parties”), regarding any matter of any nature or kind whatsoever, arising at any time or for any reason.  Any former Member who makes any claim or brings any action against any of the Company Released Parties shall indemnify and hold harmless each of the Company Released Parties, including, without limitation, all reasonable legal fees, costs, expenses and disbursements incurred by such Company Released Parties, unless a determination is made by a court of competent jurisdiction that such Company Released Parties are not eligible for such indemnification due to any of the exclusionary acts or omissions set forth in clauses (i) and (ii) of Section 6.4(b).

(g)        Notwithstanding anything to the contrary in this Agreement, paragraphs (c) and (d) of this Section 10.4 of Article 10 shall survive conversion and continue to apply with full force and effect to all shares of Common Stock acquired pursuant to conversion of the Class A Interests.

10.5          Class A Member Termination.

(a)        Upon a Class A Termination, the holder of Class A Interests shall, without any further action required on the part of such Class A Member, upon the effective date of such Class A Termination, be subject to the following:

(i)         Conversion of any and all unconverted Class A Interests to shares of Common Stock at a terminating conversion price calculated by reference to the twenty (20) trading days’ volume weighted average price of the Common Stock prior to the effective date of such Class A Termination (the “Termination Conversion”); and

(ii)        Distribution to such Class A Member all such shares of Common Stock upon the effectiveness of registration thereto under the Securities Act or an available exemption therefrom (the “Termination Distribution”).

(b)        For purposes of clarity, neither the rights of Termination Conversion nor Termination Distribution shall entitle the holder of Class A Interests to any right, title or interest to the real property or personal property or any other assets of any nature or kind of the Company or its Subsidiaries except in the event of Dissolution and winding up of the Company pursuant to Article 11 herein and then only in accordance with the limitations of Sections 5.2 and 5.4, provided, however, for purposes of clarity, upon any and all Class A Termination events, the application of Section 10.5(a) shall take precedence notwithstanding any other provision to the contrary herein.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                               June 30,12

10.6            [Reserved].

10.7          Conversion Limitations.

Notwithstanding anything to the contrary in this Agreement, calculated as of the date of conversion, the number of shares of Common Stock that any Class A Interests may convert into (regardless of the conversion rights of other Class A Interests) shall not exceed a number of shares of Common Stock calculated as follows: The number of authorized shares of Common Stock, less the number of issued and outstanding shares of Common Stock, less the number of shares of Common Stock issuable under all other outstanding convertible instruments of the Parent, and also less any other obligations of the Parent to issue shares of Common Stock.

ARTICLE XI - DISSOLUTION AND WINDING UP

11.1          Liquidating Events.

The Company shall dissolve and commence winding up and liquidating only upon the first to occur of any of the following (each a “Liquidating Event”):

(i)         the consent of the Manager;

(ii)        the sale or other disposition of all or substantially all of the assets of the Company (unless such sale or disposition of such assets is made to a Subsidiary of the Company); or

(iii)       the entry of a decree of judicial dissolution of the Company under Section 35-1(4) of the Act.

For purposes of clarity, neither (i) the transfer of Towers to CIG Comp Tower, LLC by the Company, nor (ii) the granting of liens in the Towers and related assets and the equity interests of any subsidiaries of the Company in accordance with the terms of the Credit Agreement will be construed as a sale or disposition of assets of the Company.

11.2          Winding Up.

(a)        Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members.  Neither the Manager nor any Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs.  A Person elected by the Manager shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and the Property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent or other obligations of the Company, in the order set forth in Section 11.2(c).

(b)        In the final Fiscal Year of the Company or upon the occurrence of a Liquidating Event, Profits and Losses shall be credited or charged to the Capital Accounts of the Members (which Capital Accounts shall first be adjusted to take into account all allocations and non-liquidating distributions made during such final year in accordance with Articles 4 and 5 hereof).  If the fair market value of Company assets to be distributed In Kind (as determined by the Manager) exceeds (“book gain”) or is less than (“book loss”) the Company’s Gross Asset Value for

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                    June 30,12

such assets, such book gain or book loss shall be taken into account in computing Profits and Losses and in allocating Profits and Losses of the Company in the manner provided in Article 4.

(c)        If the Company is dissolved and its affairs are to be wound up, the Manager shall, subject to the execution of all other applicable provisions of this Agreement:

(i)         Sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members In Kind);

(ii)        Allocate any Profits and Losses (and any other items) resulting from such sales and any distributions In Kind to the Members’ Capital Accounts in accordance with Articles 4 and 5 hereof, and otherwise make all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs.

(iii)       Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company); and

(iv)       Distribute the assets of the Company to the Class A Members in priority in accordance with Sections 5.2(a)(i), 5.2(a)(ii) and 5.2(a)(iii), and thereafter all remaining assets to the Management Member in accordance with Section 5.2(a)(iii).

(d)       Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Member has a deficit capital account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

(e)        Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(f)        The Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

(g)        For all purposes under this Agreement which reference Dissolution, winding up, liquidation or distribution of the Company, all actions subject to such references shall be subject under any and all circumstances and events to the limitations of Sections 5.2 and 5.4.

(h)        Notwithstanding anything to the contrary in this Agreement, the assets held upon dissolution of the Company shall, except in the case of final liquidation of the Company, be disbursed in three monthly installments, the first of which, shall fall due for payment after all liabilities of the Company have been paid and all assets have been liquidated. The disbursement of the assets held upon dissolution of the Company shall be prolonged appropriately if the payment pursuant to the forgoing sentence would be unreasonable for the Company in light of its liquidity situation, as determined by the Manager.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

11.3          Articles of Dissolution.

When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, Articles of Dissolution as required by the Act, shall be executed in duplicate and filed with the Delaware Secretary of State.

11.4          Effect of Filing of Articles of Dissolution.

Upon the filing of Articles of Dissolution with the Delaware Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act.  The Manager shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

11.5          Return of Contribution Nonrecourse to Other Members.

Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of his, her or its Capital Contribution.  If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of all of the Members, no Member shall have recourse against any other Member, except as otherwise provided by law.

ARTICLE XII - AMENDMENTS TO AGREEMENT; TERM

12.1          Amendments and Waivers.

The provisions of this Agreement may be amended or waived at any time only in writing; provided  that  no amendment or modification pursuant to this Section 12.1 that would materially and adversely affect any class of Interests in a manner different than any other class of Interests shall be effective against the holders of such class of Interests without the prior unanimous consent of all holders of Interests of such class so adversely affected thereby; provided  further  that no amendment or modification pursuant to this Section 12.1 that would affect the rights of a Member or group of Members specifically granted such rights by name shall be modified without that Member (or unanimous consent of that group of Members) consent.  However, notwithstanding anything to the contrary contained herein, this Agreement may be amended or modified by the Manager (without the consent of the Members) if such actions do not adversely affect the Class A Members; reflect the issuance of new Interests to the Management Member, the Transfer of Interests, the admission of additional Management Members, changes in Percentage Interests and the making of additional Capital Contributions in accordance with the operation of this Agreement.  The provisions of this Section 12.1 which provide that the consent of any particular Member or any group of specified Members is required in connection with a particular amendment may not be amended, modified or waived unless such amendment, modification or waiver is approved in writing by such particular Member or the unanimous consent of all holders of Interests of such group of specified Members.  No waiver of any breach or default hereunder shall be considered valid unless in writing and then only as expressly stated therein, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                        June 30,12

12.2          Term.

This Agreement shall continue until terminated by the Manager or by unanimous consent of the Management Interests.

ARTICLE XIII - MISCELLANEOUS

13.1          No Personal Liability.

To the fullest extent permitted under the Act or any other applicable law as currently or hereafter in effect, no Member shall have any personal liability whatsoever, whether to the Company or to the creditors of the Company, for the debts, obligations, expenses or liabilities of the Company or any of its losses, beyond such Member’s Capital Contribution.

13.2          Admission of Additional Members.

After the date of this Agreement and subject to Section 3.5(b) and Section 10.1 above, any Person acceptable to the Manager may become an additional Member (each, an “Additional Member”) of the Company for such consideration as the Manager shall determine, subject to all other terms and conditions of this Agreement.  No Additional Member shall be entitled to any retroactive allocation of income, gain, loss, deduction or credit by the Company.  Upon admission of an Additional Member, this Agreement shall be amended in order to reflect such Additional Member’s Interests in the Company.  Each Additional Member shall expressly assume, in writing, all of the obligations of a Member under this Agreement pursuant to execution of an instrument in form and substance acceptable to the Manager in its sole discretion.

13.3          Notices.

Any notice or other communication required or permitted hereunder shall be in writing and (except as otherwise provided in this Agreement) shall be deemed to have been duly given on the date of service, if served personally, three (3) Business Days after the date of mailing, if mailed, by first class mail, registered or certified, postage prepaid; one (1) Business Day after delivery to the courier if sent by private courier guaranteeing next day delivery, delivery charges prepaid; or on the date sent, if sent by electronic mail, and in each case, addressed as follows:

(a)        if to the Company, to:

COMMUNICATIONS INFRASTRUCTURE GROUP, LLC

Five Concourse Parkway, Suite 3100

Atlanta, Georgia 30328

Facsimile: 678-332-5050

(b)        if to a Member, to the address set forth on Schedule B hereto; or

(c)        at such other address, e-mail or facsimile number as the Company or respective Member may, from time to time, designate in a written notice to all of the Members, in the case of the Company, and to the Company and the other Members, in the case of a Member.

(d)       All communications between the Company and among the Members in the normal course of the business of the Company shall be deemed sufficiently given if sent by regular mail, postage prepaid, e-mail (at such e-mail address as provided pursuant to notice as otherwise permitted herein) or by facsimile.  All references in this Agreement to “written notice,” “notice in writing” and similar terms shall be deemed to include notices given by electronic mail.

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

13.4          Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors and assigns, as the case may be.

13.5          Creditors.

None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Company or of any Member.

13.6          Remedies Cumulative.

No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

13.7          Headings.

Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

13.8          Severability.

Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.  In lieu of the invalid or unenforceable; provision, or to fill any gap, the Parties are deemed to have agreed upon an appropriate provision that, insofar as legally permissible, most closely approximates what the Parties hereto intended at the time they entered into this Agreement, or would have intended according to the spirit and purpose of this Agreement, if they had considered such point.  If the invalidity of unenforceability of a provision is based upon a measure of performance or time (time limit or specified time) stipulated therein, the legally permissible measure that mose closely approximates the measure in such provision is deemed to have been agreed.

13.9          Incorporation by Reference.

All Schedules and Exhibits referenced herein and attached hereto are hereby incorporated in this Agreement by reference.

13.10      Further Action.

Each Manager and Member agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

13.11      Governing Law; Venue; Waivers.

THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE MEMBERS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH MANAGER AND

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                           June 30,12

MEMBER AGREES THAT ANY SUIT ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH MEMBER BY MAIL AT THE ADDRESS SPECIFIED ON SCHEDULE A HEREOF. EACH MANAGER AND MEMBER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

13.12      Waiver of Action for Partition.

Each Member irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Property of the Company.

13.13      Counterpart Execution.

This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.  One or more counterparts of this Agreement may be delivered by facsimile with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

13.14      Specific Performance.

Each Manager and Member agrees with the other Members and the Company that the other Members and the Company would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company or any Member may be entitled, at law or in equity, the Company and each Member shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof.

13.15      Survival of Indemnities.

All rights to indemnification permitted in this Agreement and payment of associated expenses shall not be affected by the termination and dissolution of the Company or the withdrawal, insolvency or bankruptcy of any Member.

13.16      No Agreement of Employment.

Nothing herein contained shall constitute an agreement of the Company to employ or continue to employ any Manager or any Member as an employee of the Company or in any other capacity for any period whatsoever.

13.17      Acknowledgment.

Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member (including each Additional Member) shall be deemed to acknowledge to each other Member as follows:  (a) the determination of such Member to acquire Interests pursuant to this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

and its Subsidiaries which may have been made or given by any other Member or any of its Affiliates or by any agent or employee of any other Member or any of its Affiliates, (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, or (c) such Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel.

13.18      Entire Agreement.

This Agreement, together with all schedules and exhibits hereto and thereto, incorporated herein by reference, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof and thereof.

[SIGNATURE PAGE FOLLOWS]

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                       June 30,12

Signature Page to Amended and Restated Limited Liability Company Operating Agreement of COMMUNICATIONS INFRASTRUCTURE GROUP, LLC

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day first above set forth.

COMPANY:  COMMUNICATIONS INFRASTRUCTURE GROUP, LLC

            By:      CIG SOLUTIONS, LLC
                        Manager

By:      /s/ Paul McGinn
            Title:    Chief Executive Officer

MANAGER:  CIG SOLUTIONS, LLC

By:      /s/ Paul McGinn
            Name:  Paul McGinn
            Title:    Chief Executive Officer

MANAGEMENT MEMBER:  CIG TOWERS, LLC

            By:      CIG SOLUTIONS, LLC
                        Manager

By:      /s/ Paul McGinn

Name:  Paul McGinn
Title:    Chief Executive Officer

PARENT:      CIG WIRELESS CORP.

By:      /s/ Paul McGinn

Name:  Paul McGinn
Title:    Chief Executive Officer

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

Signature Page to Amended and Restated Limited Liability Company Operating Agreement of
COMMUNICATIONS INFRASTRUCTURE GROUP, LLC

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day first above set forth.

CLASS A MEMBERS:

CLASS A-IT2 MEMBER:  COMPARTMENT IT2, LP

BY:     IAM US, LLC
            General Partner

BY:     IAM INFRASTRUCTURE ASSET MANAGEMENT GMBH
                        Manager

            BY:     /s/ Stephan Brückl
                        Name: Stephan Brückl
                        Title:  Managing Director

CLASS A-IT5 MEMBER:  COMPARTMENT IT5, LP

BY:     IAM US, LLC
            General Partner

BY:     IAM INFRASTRUCTURE ASSET MANAGEMENT GMBH
                        Manager

            BY:     /s/Stephan Brückl
                        Name: Stephan Brückl
                        Title:  Managing Director

CLASS A-IT9 MEMBER: COMPARTMENT IT9, LP

BY:     IAM US, LLC
            General Partner

BY:     IAM INFRASTRUCTURE ASSET MANAGEMENT GMBH
                        Manager

            BY:     /s/Stephan Brückl
                         Name: Stephan Brückl
                        Title:  Managing Director

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                          June 30,12

SCHEDULE A

MEMBERS AND CAPITAL

Member	Class A Interests	Management Membership Interests	Aggregate Amount of Capital Contribution	Management Percentage Interest
COMPARTMENT IT2, LP Five Concourse Parkway, Suite 3102 Atlanta, Georgia 30328	100% of the Class A-IT2 Interests	0	The Gross Asset Value of the assets contributed shall be determined based upon the definition of “Gross Asset Value” in Section 1.1 of this Agreement	0
COMPARTMENT IT5, LP Five Concourse Parkway, Suite 3105 Atlanta, Georgia 30328	100% of the Class A-IT5 Interests	0	The Gross Asset Value of the assets contributed shall be determined based upon the definition of “Gross Asset Value” in Section 1.1.	0
COMPARTMENT IT9, LP Five Concourse Parkway, Suite 3109 Atlanta, Georgia 30328	100% of the Class A-IT9 Interests	0	The Gross Asset Value of the assets contributed shall be determined based upon the definition of “Gross Asset Value” in Section 1.1.	0
CIG Towers, LLC Five Concourse Parkway, Suite 3100 Atlanta, Georgia 30328	0	100%	$10	100%

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                      June 30,12

SCHEDULE B

BUSINESS PURPOSE —  ASSETS AND INVESTMENT CRITERIA

The Company may develop and/or acquire purchase, manage and sell telecommunication infrastructure in the USA which complies with the following criteria.

Underlying Assets:

  Acquisition of US telecommunication infrastructure in particular cell towers:

•         Location in an FCC regulated area with at least three licensed carriers;

•         Letter of Intent of Executed lease with at least one telecommunication carrier to lease a space on the tower;

•         Documented Ground Lease; and

•         Site Audit.

  Acquisition of broadcast towers:

•         Executed lease with a service provider (e.g. Radio or TV station); and

•         Site Audit.

  Development of cell sites/towers:

•         RF coverage map or a Letter of Intent or Executed lease with at least one telecommunication carrier to lease a space on the tower; and

•         Location in a FCC regulated area with at least three licensed carriers.

Additional Assets:

a.       Investment in leasing structures whereby a site is leased to a tower operator (as long as the site location is in an FCC regulated area with at least three licensed carriers); and

b.      Further, the use of hedging instruments as a risk management tool is permitted.  These may include, but are not limited to, CDS and interest rate swaps.

#          #          #

Communications Infrastructure Group, LLC - Amended & Restated Operating Agreement                                                                                                                                                                                   June 30,12

EXHIBITS

Exhibit A-IT2: Form of IT2 Exchange Agreement - Attached

Exhibit A-IT5: Form of IT5 Exchange Agreement - Attached

Exhibit A-IT9: Form of IT9 Exchange Agreement – Attached

Exhibit B-IT2: Form of Promissory Note issued to Compartment IT2, LP – Attached

Exhibit B-IT5: Form of Promissory Note issued to Compartment IT5, LP – Attached

Exhibit B-IT9: Form of Promissory Note issued to Compartment IT9, LP – Attached